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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment No.1 to Registration Statement on Form S-3 (File No. 333-56641) of The Learning Company, Inc. (the "Company") of our report dated March 2, 1998, relating to the combined financial statements of Mindscape Group which appear in the Company's Current Report on Form 8-K/A, dated March 27, 1998. We also consent to the reference to us under the caption "Experts" in such Prospectus.




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
June 19, 1998